Exhibit 10.1

[The Middleby Corporation Letterhead]

Selim A. Bassoul
Chairman, President and Chief Executive Officer
The Middleby Corporation
1400 Toastmaster Drive
Elgin, Illinois 60120

Re:       Employment Agreement Extension

Dear Selim

I am writing to confirm our understanding with you that the term of your employment with The Middleby Corporation (the “Company”) and Middleby Marshall Inc. (“MMI”) shall be extended for a one year period ending on March 1, 2013 and, in connection therewith, the terms and conditions of your employment agreement with the Company and MMI dated as of December 23, 2004 and as amended as of December 31, 2008 (the “Employment Agreement”) shall remain in full force and effect, except that the term will expire on March 1, 2013.

By signing below, you agree that you wish to continue to be employed by the Company under the terms and conditions of the Employment Agreement  for the extended term ending on March 1, 2013.

Very truly yours,

THE MIDDLEBY CORPORATION

By:	/s/ John R. Miller III
John R. Miller III Chairman, The Middleby Compensation Committee

MIDDLEBY MARSHALL INC.

By:	/s/ John R. Miller III
John R. Miller III Chairman, The Middleby Compensation Committee

Accepted and agreed:

/s/ Selim A. Bassoul	2/28/2012
Selim A. Bassoul	DATE